Investor Update
First Quarter 2011

[BROWN SHOE LOGO]

Safe Harbor Statement
Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the Company's future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) potential disruption to Brown Shoe’s business and operations as it integrates ASG into its business; (iii) potential disruption to Brown Shoe’s business and operations as it implements its information technology initiatives; (iv) Brown Shoe’s ability to utilize its new information technology system to successfully execute its strategies, including integrating ASG’s business; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China, where ASG has manufacturing facilities and both ASG and Brown Shoe rely heavily on third-party manufacturing facilities for a significant amount of their inventory; (ix) the ability to recruit and retain senior management and other key associates; (x) the ability to attract and retain licensors and protect intellectual property rights; (xi) the ability to secure/exit leases on favorable terms; (xii) the ability to maintain relationships with current suppliers; (xiii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiv) the ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.
* In this investor update, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic earnings per diluted share adjusted to exclude certain charges and recoveries, which is a non-GAAP financial measure. These results are included as a complement to results provided in accordance with GAAP because management believes this non-GAAP financial measure helps to identify underlying trends in the Company’s business and provides useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. This measure should not be considered a substitute for or superior to GAAP results.  Please see Schedule 4 to the Company’s May 25, 2011, press release for a reconciliation of this non-GAAP measure to the GAAP measure.

Diane Sullivan
PRESIDENT AND CHIEF OPERATING OFFICER

[Brown Shoe Logo]
First Quarter

•	Accomplishments
–	Refinanced debt
–	Closed ASG acquisition
–	Made great strides in SAP implementation
–	Delivered solid earnings

[Brown Shoe Logo]
Strategy Expectations

Focus on shareholder value creation
•	Realign portfolio of businesses around strategy
•	Grow topline in core businesses
•	Increased productivity around SG&A, infrastructure costs and capital base
Terrific foundation to build upon
•	Unique combination of retail and wholesale assets and capabilities
•	Strong executive and associate base
Act with transparency and openness
•	Consistency
•	Simplifying message: focus on performance drivers and set sound targets and expectations

Our Mission
To inspire people to feel good and live better... feet first healthy living
[naturalizer logo]
[Dr.Scholl's Shoes logo]
Product Innovation

family
[Famous Footwear logo]
Casual & Fitness Lifestyle

VERTICAL

contemporary fashion
[Via Spiga logo]
[Vera Wang Lavender logo]
[Sam Edelman logo]
Design Capabilities

[Brown Shoe Logo]
Our Strategy
The framework for our go-forward strategy

•	Focus on three consumer platforms
•	Evolve and align portfolio
•	Capture investment benefits
•	Drive vertical business and synergies
•	Consumer-first, innovation-focused and product-driven culture
•	Align resources to achieve strategic and financial goals

[Brown Shoe Logo]
Summary

•	Driving a product and merchant focus
•	Working to develop compelling brands that inspire our consumers
•	Striving to marry speed and agility with our foundational strengths

Mark Hood
CHIEF FINANCIAL OFFICER

First Quarter 2011 Results

US$ in millions, except per share data	1Q’11	1Q’10	YoY % Change
(Unaudited)
Famous Footwear	342.7	362.2	-5.40%
Wholesale Operations	222.1	174.7	27.10%
Specialty Retail	59.8	60.8	-1.70%
Consolidated net sales	$624.60	$597.70	4.50%
Gross profit	249.8	247.6	0.90%
Margin	40.00%	41.40%	-140 bps
SG&A expenses	235.5	224.6	4.90%
% of net sales	37.70%	37.50%	20 bps
Net restructuring, other special charges	1.7	1.7	1.60%
Operating earnings	12.6	21.3	-41.00%
% of net sales	2.00%	3.60%	-160 bps
Net interest expense	6.6	4.5	47.20%
Earnings before income taxes	6	16.8	-64.50%
Tax rate	39.10%	37.40%	170 bps
Net earnings	$3.70	$10.00	-63.30%
Per share	$0.08	$0.23	-65.20%
Adjusted per share*	$0.16	$0.26	-38.50%

2011 Annual Guidance

Metric	Guidance Range
Consolidated net sales	Increase low-double digit range
Famous Footwear same-store sales	Increase low- to mid-single digit range
Wholesale Operations net sales	Increase low- to mid-single digit range for legacy brands
Gross profit margin	Flat, excluding inventory related purchase accounting
Net interest expense	$26 to $28 million
Effective tax rate	35.0% to 36.0%
Earnings per diluted share	$1.25 to $1.32
Depreciation and amortization	$60 to $62 million
Capital expenditures	$58 to $60 million

[Famous Footwear logo]
[Naturalizer logo]
[Dr. Scholl's Shoes logo]
[Via Spiga logo]
[Vera Wang Lavender logo]
[Sam Edelman logo]
[Franco Sarto logo]
[Fergie logo]
[Etienne Aigner logo]
[Carlos Santana logo]
[Shoes.com logo]
[Naya logo]
[libby. edelman logo]
[LifeStride logo]
[Zodiac USA logo]
[Buster Brown logo]

[Brown Shoe logo]
Thank You